UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

FEDERATED HERMES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
(Address of principal executive offices, including zip code)

(412) 288-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B common stock, no par value	FHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 8.01 OTHER EVENTS.

On April 29, 2021, the board of directors authorized a share repurchase program with no stated expiration date that allows the buy back of up to 4 million shares of Class B common stock. From October 1, 2021 through December 15, 2021, the Company purchased 2.6 million shares in the open market to complete this program. On December 15, 2021, the board of directors of Federated Hermes, Inc. (Federated Hermes) authorized an additional share repurchase program with no stated expiration date that allows the buy back of up to 7.5 million shares of Class B Common Stock. This program authorizes executive management to determine the timing and the amount of shares for each purchase. The repurchased stock is to be held in treasury for employee share-based compensation plans, potential acquisitions and other corporate activities, unless Federated Hermes’ board of directors subsequently determines to retire the repurchased stock and restore the shares to authorized but unissued status (rather than holding the shares in treasury).

Subject to the consent of the holder of the Company’s Class A Common Stock and certain regulatory approvals, on December 15, 2021, the compensation committee and board of directors of Federated Hermes approved an amendment to Federated Hermes' Stock Incentive Plan (Plan) to increase the number of shares of Federated Hermes' Class B Common Stock authorized under the Plan by 5.5 million shares from 30,550,000 shares to 36,050,000 shares. The additional authorized shares are intended to be used for periodic restricted stock awards and bonus restricted stock awards under the Plan.

Subject to certain approvals and contingencies, Federated Hermes also intends to issue awards under the Plan in the first half of 2022 in exchange for the beneficial interests in shares of its subsidiary, Hermes Fund Managers Limited (HFML), held by certain employees pursuant to the HFML Long-Term Incentive Plan that was established when Federated Hermes acquired its majority interest in HFML in July 2018. Subject to certain approvals and contingencies, Federated Hermes also intends to use treasury shares to acquire the remaining interests in shares of HFML held by an employee benefit trust that was established in connection with the HFML Long-Term Incentive Plan in July 2018. The Company estimates that approximately 1.4 million shares of Federated Hermes Class B Common Stock will be exchanged for the employees’ beneficial interests in shares of HFML and to acquire the remaining interests in shares of HFML held by the employee benefit trust that have not yet been allocated to HFML employees.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED HERMES, INC.
(REGISTRANT)

Date	December 15, 2021	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer